Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-284674 on Form S-8 of our report dated March 28, 2025 relating to the financial statements of Infinity Natural Resources, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

Pittsburgh, PA

March 28, 2025